Exhibit 99.1

Crane Holdings, Co. Provides Update on Previously Announced Divestitures and Updates Full-Year 2022 Earnings Guidance

Thursday, May 26, 2022 05:23

STAMFORD, Conn.- -(BUSINESS WIRE)- - Crane Holdings, Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, provided an update on certain previously announced transactions, adjusted its full-year 2022 earnings guidance, and provided details about an upcoming investor conference.

Mr. Mitchell, Crane President and Chief Executive Officer, stated: “I am pleased to announce that we continue to make significant progress with our strategic portfolio actions. Our recently announced divestiture of Crane Supply is on-track to close at the end of this month, and our planned separation into two independent, public companies is proceeding according to our original schedule.”

“We are also pleased to announce that our Holding Company Proposal was approved at our May 16, 2022 Annual Meeting of Stockholders. The corporate reorganization authorized by that approval has now been completed, and this reorganization will permit us to better segregate our legacy liabilities from our operating assets in an efficient and strategic manner.”

Mr. Mitchell continued, “However, following continued objections from the Department of Justice over a minor overlap in a small segment of the Engineered Materials business, our agreement to sell that business has been terminated.”

“At Crane, we have consistently shown our firm and longstanding commitment to delivering long-term growth and sustainable value creation for all stakeholders. That commitment is evident in our consistent and differentiated execution, and in the numerous actions we have taken to shape our portfolio over the years, including acquisitions to enhance our capabilities and growth profile, divestitures to streamline our portfolio, and our recent announcement to pursue a separation into two independent, publicly-traded companies. We continue to believe the separation will permit each post-separation company to optimize investment and capital allocation, accelerate growth, and unlock shareholder value.”

“As always, we will continue to assess our portfolio composition and structure, and we will continue to explore alternatives for the outstanding Engineered Materials business in due course. For now, our revised planning assumption is that post-separation, Crane will be comprised of two strategic growth platforms – Aerospace & Electronics and Process Flow Technologies – that are leading global providers of mission-critical components and products, as well as the Engineered Materials business, a domestic, high-quality provider of innovative material solutions for niche markets. All three businesses provide highly engineered products and solutions, with differentiated technology, respected brands, and leadership positions in their respective markets. As previously discussed, Crane NXT will be a premier Industrial Technology business with substantial global scale, proprietary and differentiated technology, a best-in-class margin profile, and strong free cash flow generation.”

Mr. Mitchell concluded: “As we continue to work towards our early 2023 separation, all of our businesses continue to perform extremely well despite the challenging environment. Our operational outlook is unchanged from our April first quarter earnings call, and we are raising our 2022 EPS guidance to now include the Engineered Materials business which must be removed from discontinued operations.”

Update on the Crane Supply Divestiture

As previously announced on April 25, 2022, Crane signed an agreement to sell Crane Supply, the Company’s Canadian distribution business, for CAD 380 million on a cash-free and debt-free basis. The transaction is scheduled to close on May 31, 2022 subject to customary closing conditions.

Update on the Engineered Materials Divestiture

On May 24, 2021, Crane announced that it had signed an agreement to divest its Engineered Materials segment subject to customary closing conditions and regulatory approval. On March 17, 2022, the Department of Justice (“DOJ”) filed a complaint to enjoin that sale transaction. We engaged in a process to address the DOJ’s antitrust concerns regarding a minor overlap in a narrow range of material used in certain commercial building applications. However, the DOJ rejected the initial set of remedies proposed, and on May 26, 2022, Grupo Verzatec S.A. de C.V. terminated the sale agreement, and will pay a $7.5 million termination fee to Crane.

Engineered Materials has been presented as discontinued operations since the second quarter of 2021. Following the termination of the sale agreement, the business no longer meets the criteria for discontinued operations accounting treatment, and it will be included in continuing operations starting in the second quarter of 2022 with prior periods restated accordingly.

Raising Full-Year 2022 Guidance

We are raising our full-year 2022 earnings guidance to reflect the inclusion of Engineered Materials’ earnings contribution. Both prior guidance and revised guidance assume a second quarter 2022 closing for the Crane Supply divestiture. We are also providing additional segment-level guidance details reflecting our best and most current forecasts and views on the remainder of 2022.

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Our revised full-year 2022 GAAP earnings per diluted share (“EPS”) guidance is a range of $6.80-$7.20 which now includes approximately $0.45 EPS contribution from Engineered Materials. Previously, we guided to GAAP EPS from continuing operations (excluding Engineered Materials) in a range of $6.35-$6.75.

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Excluding Special Items, our revised full-year 2022 EPS guidance is a range of $7.45-$7.85 which now includes approximately $0.45 EPS contribution from Engineered Materials. Previously, we guided to EPS excluding Special items from continuing operations (excluding Engineered Materials) in a range of $7.00-$7.40.

	Prior Guidance (April 25, 2022)	Updated Guidance
	Continuing operations basis (excluding Engineered Materials for the full year)	Including Engineered Materials earnings contribution in all four quarters of 2022
2022 GAAP EPS	$6.35-$6.75	$6.80-$7.20
2022 Adjusted EPS*	$7.00-$7.40	$7.45-$7.85

*	Please see the attached Non-GAAP Financial Measures tables

Our prior full-year guidance reflected first quarter 2022 results from continuing operations (excluding Engineered Materials) as reported on April 25, 2022:

•	GAAP EPS from continuing operations of $1.64

•	Excluding Special Items, EPS (“adjusted EPS”) from continuing operations of $1.81

Our revised full-year guidance reflects first quarter 2022 results from total operations (including Engineered Materials):

•	GAAP earnings per diluted share of $1.81

•	Excluding Special Items, adjusted EPS of $1.99

	As Reported April 25, 2022	As Restated and Included in Updated Guidance
	Continuing operations basis excluding Engineered Materials	Including Engineered Materials earnings contribution
First Quarter 2022 GAAP EPS	$1.64	$1.81
First Quarter 2022 Adjusted EPS*	$1.81	$1.99

*	Please see the attached Non-GAAP Financial Measures tables

We now expect total full-year 2022 sales of approximately $3.4 billion and adjusted operating margins of approximately 17.0% with additional details in the following table:

	Sales	Full-Year 2022 Sales Guidance					Adjusted Margins
	2021A ($m)	Core	FX		M&A		2021A*	2022G
Aerospace & Electronics	638	~8%	-		-		17.2%	~18.0%
Process Flow Technologies	1,197	~5%	~(3.5%	)	~(11.5%	)	14.8%	~16.5%
Payment & Merchandising Technologies	1,345	~5%	~(4.0%	)	-		22.6%	~23.0%
Engineered Materials	228	~5%	-		-		12.2%	~13.5%

Total Company	3,408	~5%-6%	~(2.5%)-(3.0%	)	~(4%	)	15.5%	~17.0%

*	Please see the attached Non-GAAP Financial Measures tables

The following elements of full-year 2022 guidance are unchanged compared to prior guidance:

•	Corporate expense of ~$75 million

•	Adjusted tax rate of ~21%

•	Non-operating expense, net of ~$26 million

•	Diluted share count of ~57 million

Outlook for Second Quarter 2022 Earnings

For the second quarter of 2022, consistent with our commentary on the first quarter 2022 earnings call, we expect a modest sequential decline in adjusted EPS compared to first quarter adjusted EPS of $1.99 driven by two factors. First, the timing of the Crane Supply divestiture will reduce adjusted EPS in the second quarter by approximately $0.05 compared to the first quarter. Second, as previously disclosed, timing of certain customer shipments related to unpredictable supply chain and logistics shifted approximately $0.07-$0.10 of EPS from the second quarter into the first quarter. Updated guidance now assumes a roughly even split in adjusted EPS between the first and second half of 2022.

Upcoming Investor Conference Presentation

Crane also announced today that management is scheduled to present at the Stifel Cross Sector Insight Conference in Boston, MA on Tuesday, June 7, 2022 at 8:00 AM Eastern Time. A webcast of this event will be available live and accessible for replay for a limited time under the “Events & Presentations” section of Crane’s investor relations website at www.craneco.com/investors.

About Crane Holdings, Co.

Crane Holdings, Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers across end markets including aerospace, defense, chemical and petrochemical, water and wastewater, payment automation, and banknote security and production, as well as for a wide range of general industrial and consumer applications. The Company has four business segments: Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies, and Engineered Materials. Crane has approximately 11,500 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s and the ultimate spin-off company’s (“SpinCo”) portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the spin-off; benefits and synergies of the spin-off; strategic and competitive advantages of each of Crane and SpinCo; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. In addition, there is also no assurance that the spin-off will be completed, that Crane’s Board of Directors will continue to pursue the spin-off (even if there are no impediments to completion), that Crane will be able to separate its businesses or that the spin-off will be the most beneficial alternative considered. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the effects of the ongoing coronavirus pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; potential exposure from numerous lawsuits for asbestos-related personal injury; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies and Engineered Materials; the ability and willingness of Crane and SpinCo to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the spin-off and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the spin-off.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2021 and the other documents Crane and its subsidiaries file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statement relating to the business separation, which is expected to be filed by SpinCo with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.

Non-GAAP Financial Measures

First Quarter 2022 Earnings (as Reported April 25, 2022 with Engineered Materials in Discontinued Operations)

(in millions, except per share data)	Three Months Ended March 31, 2022
	$	Per Share
Net Sales	$801.1
Operating profit (GAAP)	$133.6
Operating profit margin (GAAP)	16.7%

Special items impacting operating profit:
Transaction related expenses	6.1
Repositioning related charges (gains), net	1.7

Operating profit before special items (adjusted)	$141.4

Operating profit margin before special items (adjusted)	17.6%

Net income from continuing operations attributable to common shareholders (GAAP)	$94.7	$1.64

Special items, net of tax, impacting net income from continuing operations attributable to common shareholders:
Transaction related expenses (income), net	9.0	0.15
Repositioning related charges (gains), net	1.3	0.02

Net income from continuing operations, net of tax, attributable to common shareholders before special items (adjusted)	$105.0	$1.81

First Quarter 2022 Earnings with Engineered Materials no Longer Treated as Discontinued Operations

(in millions, except per share data)	Three Months Ended March 31, 2022
	$	Per Share
Net Sales	$871.4
Operating profit (GAAP)	$146.9
Operating profit margin (GAAP)	16.9%

Special items impacting operating profit:
Transaction related expenses	6.1
Repositioning related charges (gains), net	1.7

Operating profit before special items (adjusted)	$154.7

Operating profit margin before special items (adjusted)	17.8%

Net income attributable to common shareholders (GAAP)	$105.0	$1.81

Special items, net of tax, impacting net income attributable to common shareholders:
Transaction related expenses (income), net	9.0	0.15
Repositioning related charges (gains), net	1.3	0.02

Net income attributable to common shareholders before special items (adjusted)	$115.3	$1.99

Segment Level Non-GAAP Financial Measures

Twelve Months Ended December 31, 2021 ($ millions)	Aerospace & Electronics	Process Flow Technologies	Payment & Merchandising Technologies	Engineered Materials	Corporate	Total Company
Net sales	$638	$1,197	$1,345	$228	$—	$3,408
Operating profit (GAAP)	$110.0	$182.5	$307.5	$27.9	($98.7)	$529.2

Operating profit margin (GAAP)	17.2%	15.2%	22.9%	12.2%		15.5%

Special Items impacting operating profit:
Transaction related expenses	—	—	—	—	$9.7	$9.7

Repositioning related gains, net	-	($5.9)	($3.7)	-	-	($9.6)

Operating profit before Special Items (adjusted)	$110.0	$176.6	$303.8	$27.9	($89.0)	$529.3
Operating profit margin before Special Items (adjusted)	17.2%	14.8%	22.6%	12.2%		15.5%

2022 Earnings per Share Guidance

	Low	High
Earnings per diluted share (GAAP)	$6.80	$7.20
Special items impacting earnings per share	0.65	0.65

Earnings per diluted share before special items (adjusted)	$7.45	$7.85

Crane Holdings, Co. reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including adjusted operating profit, adjusted operating margin, and adjusted EPS, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane. Our management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

We believe that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

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Operating Profit before Special Items (“Adjusted Operating Profit”) and Operating Margin before Special Items (“Adjusted Operating Margin”) exclude Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: Acquisition-related deferred revenue, Acquisition-related and integration charges, Transaction related expenses, Repositioning related (gains) charges, and Asbestos and environmental provisions. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that is complementary to GAAP metrics.

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Net income attributable to common shareholders before special items (“Adjusted Net Income”) and Adjusted Earnings per Diluted Share (“Adjusted EPS”) exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as: Acquisition-related deferred revenue, Acquisition-related and integration charges, Transaction related expenses, Repositioning related (gains) charges, and Asbestos and environmental provisions. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as: Pension Curtailments and Settlements, gain on the sale of property, realized gain on marketable securities, impact of non-cash pension cost adjustment, and deconsolidation of joint venture. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that is complementary to GAAP metrics.

Jason D. Feldman

Vice President, Investor Relations

203-363-7329

www.craneco.com

Source: Crane Co.